Number                                                                                         Shares
 BOASHINN CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK                           Cusip                                   COMMON VOTING STOCK
                                              PAR VALUE: $0.001                    FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT          SPECIMEN CERTIFICATE

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK OF BOASHINN CORPORATION, a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

 Not Valid Unless
Initialed by Transfer Agent
By:  Authorized Initial

MADISON STOCK TRANSFER INC.
PO BOX 145
BROOKLYN, NY 11229

Ricky Chiu               Boashinn Corporation              Ricky Chiu
President & CEO                           Corporate Seal                          Secretary
 NEVADA